                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of ______, 2000 is by and between ______________________, residing at _________________________ (the "Executive")
and Gomez Advisors, Inc., a Delaware corporation (the "Company").

WHEREAS, the Executive is presently employed at the Company;

WHEREAS the Company wishes to continue to employ the services of the Executive for the period and upon the terms and conditions hereinafter set forth, and Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and Executive hereby agree as follows:

         1.       EMPLOYMENT.

         (a) The Company will employ the Executive, and the Executive agrees to be employed by the Company, as ___________________________________ of the
Company. Executive will have the responsibilities, duties and authority commensurate with his position as ________________________.

         (b) Executive shall devote his full business time and energies to the business and affairs of the Company; provided, however, that nothing contained in this Paragraph 1(b) shall be deemed to prevent or limit his right to: (i) own not more than one percent (1%) of the securities of a company that is publicly traded on a securities exchange or over-the-counter market ( a "Public Company"); (ii) make passive investments in any entity that is not a Public Company and is not engaged in a competing business with the Company and with respect to which he is not obligated or required to, and which he does not in fact, devote any substantial efforts which interfere with his fulfillment of his duties hereunder; and (iii) serve as a member on the Board of Directors, Board of Trustees or other similar body of other corporations, trade associations, professional associations or entities.

         2.       TERM OF EMPLOYMENT.

         (a) Executive's employment hereunder shall commence on the date of this letter agreement (the "Commencement Date") and continue until the second anniversary thereof, subject to extension in accordance with the provisions of the following paragraph, unless terminated earlier in accordance with the terms hereof (the "Employment Term").

         (b) On each two-year anniversary of the Commencement Date, Executive's employment hereunder shall be automatically extended for a period ending on the second anniversary of such date, unless earlier terminated in accordance with the terms hereof, and unless either Executive or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice was given no later than thirty (30) days prior to the relevant anniversary of the Commencement Date. If either party gives such notice and absent earlier termination in accordance with the terms hereof, the Termination Date (as defined below) shall be the last day of the Employment Term.

         As used herein, "Termination Date" shall mean the last date of Executive's employment, as determined in accordance with the terms of this Agreement.

         3.       COMPENSATION.

         (a) BASE SALARY. In consideration of Executive's services under this Agreement, Executive will be paid (i) during the period commencing on the Commencement Date and ending on the first anniversary thereof, salary at an annual salary rate of $180,000 and (ii) during the twelve (12) month period commencing on the first anniversary of the Commencement Date and each twelve
(12) month period commencing on each anniversary of the Commencement Date thereafter during the Employment Term, at an annual salary rate as determined by the Board of Directors of the Company (the "Board") or its Compensation Committee, but in any event at least equal to the annual salary rate in effect immediately preceding the commencement of the twelve (12) month period in question. Executive's annual salary rate in effect from time to time is referred to herein as the "Base Salary." Executive's Base Salary shall be paid in periodic installments at such times as salaries are generally paid to other senior executives of the Company.

         (b) BONUS PLANS. In addition to Executive's Base Salary, Executive shall be entitled to participate in any bonus and other plans which the Company provides or may establish for the benefit of its senior executives.

         4.       BENEFITS AND REIMBURSEMENT OF EXPENSES.

         (a) VACATION. Executive shall be entitled to four (4) weeks of vacation in the twelve (12) month period commencing on the Commencement Date and ending on the first anniversary thereof and each twelve (12) month period thereafter during the Employment Term (an "Employment Year"). If Executive does not use his vacation leave in any Employment Year, he may carry the unused days over from year to year on a cumulative basis.

         (b) EMPLOYEE BENEFIT PLANS AND OTHER BENEFITS. Executive shall also be entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its senior executives (including, without limitation, group life, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans).

         (c) REIMBURSEMENT OF EXPENSES. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by him in furtherance of the Company's business in accordance with reasonable policies adopted from time to time by the Company.

5.       TERMINATION UPON DEATH OR DISABILITY.

         (a) Executive's employment by the Company shall terminate upon his death, or upon 60 days prior written notice by the Company if, by virtue of total and permanent disability (as hereinafter defined), Executive is unable to perform his duties hereunder.

         (b) Executive shall be considered to be totally and permanently disabled hereunder if for reasons involving mental or physical illness or physical injury Executive is unable to or fails to perform a substantial portion of his duties hereunder for a period of one hundred twenty (120) consecutive calendar days or more. The determination that, by virtue of total and permanent disability, Executive is unable to perform a substantial portion of his duties hereunder shall be made by a physician chosen by the Executive (or his legal representative) and reasonably satisfactory to the Company. The cost of any such examination shall be borne by the Company.

         (c) For purposes of this Paragraph 5, the Termination Date in the event of death shall be the date of death and in the event of total and permanent disability shall be the date fifteen (15) days after the Company's written notice to Executive that the physician referenced to above in Paragraph 5(b) has made a determination of Executive's total and permanent disability in accordance with Paragraph 5(b) above.

         6. TERMINATION BY THE EXECUTIVE. Executive's employment may be terminated by him, by giving a Notice of Termination, as follows: (a) at any time by written notice of at least sixty (60) days to the Company and; (b) at any time by written notice for Good Reason. The Termination Date in the event of any such termination shall be the date set forth in the Notice of Termination.

         As used herein, Good Reason shall mean: (i) a failure of the Company to comply with any provision of this Agreement which failure, if capable of remedy, has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company, provided that any notice of termination hereunder shall be given within ninety (90) days after the end of such thirty (30) day period; or (ii) a material dimunition in Executive's authority, functions, duties or responsibilities.

         7. TERMINATION BY THE COMPANY.

         (a) TERMINATION EVENTS. Executive's employment may be terminated at any time by the Company (i) with Cause (in accordance with Paragraph (b) below) by a Notice of Termination to Executive, effective immediately unless a later date is otherwise stated in such notice, which date shall be the Termination Date therefor, (ii) without Cause at any time, by a Notice of Termination to Executive, effective sixty (60) days after the date given, except as Executive and the Company may otherwise agree, which date of effectiveness shall be the Termination Date therefor, or (iii) for total and permanent disability in accordance with Paragraph 5.

         (b) DEFINITION OF "CAUSE". For purposes of this Agreement, "Cause" means (i) a willful engaging in gross misconduct materially and demonstrably injurious to the Company or (ii) the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered by the Board of Directors which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties. "Willful" means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company. Executive shall not be deemed to have been terminated for Cause unless
(1) reasonable notice has been delivered to him setting forth the reasons for the Company's intention to terminate for Cause, and (2) a period of 60 days has elapsed since delivery of such notice during which Executive was afforded an opportunity to cure, if capable of remedy, the reasons for the Company's intention to terminate for Cause.

         8. NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by Executive (other than as a result of death) shall be communicated by written notice of termination to the other party hereto in accordance with Paragraph 15(a) (a "Notice of Termination").

         9.       PAYMENTS OF COMPENSATION UPON TERMINATION OR EXPIRATION.

         (a) WITHOUT CAUSE OR FOR GOOD REASON. In the event Executive's employment hereunder is terminated by the Company without Cause as defined in Paragraph 7(b)(i) or if Executive terminates his employment for Good Reason under Paragraph 6, Executive shall be entitled to (i) severance pay for a period beginning on the Termination Date and ending 12 months from such date (the "Severance Period") equal to Executive's then current monthly Base Salary to be paid on the Company's normal payroll cycle during the Severance Period (ii) Executive's target bonus award, if any, for the Severance Period, payable in 12 equal monthly installments; (iii) the acceleration of such number of options as would have vested during the Severance Period had the Executive remained employed during such period; and (iv) payment by the Company of the cost of executive outplacement assistance with a firm reasonably satisfactory to Executive.

         (b) FOR CAUSE, BY EXECUTIVE NOT FOR GOOD REASON, OR UPON DEATH OR TOTAL AND PERMANENT DISABILITY. In the event (i) the Company shall terminate Executive's employment for Cause as defined in clause (i) of paragraph 7(b) above, or (ii) Executive shall voluntarily terminate his employment for other than Good Reason, or (iii) in the event of the death or total and permanent disability of Executive pursuant to Paragraph 5, then Executive shall be entitled as of the Termination Date to no compensation under this Agreement, except as provided in Paragraph 11.

         (c) TERMINATION FOLLOWING A CHANGE OF CONTROL. In the event that, following a Change of Control (as defined below) of the Company, (i) Executive's employment hereunder is terminated by the Company for any reason other than for Cause as defined in clause (i) or (ii) of paragraph 7(b) above, or (ii) Executive's employment is terminated by Executive for Good Reason, or (iii) if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, Executive shall be entitled to (i) a lump-sum payment payable within thirty (30) days of cessation of employment equal to two and one-half times the annual Base Salary rate and target annual bonus award in effect immediately prior to such Termination Date, (ii) acceleration in full of all then unvested options; and (iv) payment by the Company of the cost of executive outplacement assistance with a firm reasonably satisfactory to Executive for the twelve-month period immediately following termination of employment. Furthermore, in such event, Executive shall be entitled to the continuation of benefits set forth in Paragraph 10 below until the later of (A) twelve (12) months following the Termination Date or (B) the date which would have been the next two-year anniversary of the Commencement Date.

(d) As used herein, a "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

         (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company;

         (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this provision, considered as though such individual were an Incumbent Director; or

         (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

         (iv) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate (A) in the event the Company is not a "Reporting Company" (meaning a Company that is subject to the reporting requirements of the

         Exchange Act and has registered shares of a class of equity securities pursuant to Section 12(g) or 12(b) of the Exchange Act), fifty percent (50%) or more or (B) in the event the Company is a Reporting Company, twenty-five percent (25%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company.

         10. CONTINUATION OF BENEFITS. In the event Executive's employment hereunder is terminated by Executive for Good Reason or by the Company without Cause, then Executive shall continue to be entitled during the Severance Period to the benefits to which he was entitled, pursuant to Paragraph 4(b) hereof, as of immediately preceding the applicable Termination Date at the Company's.

         11. ACCRUED COMPENSATION. In the event of any termination of Executive's employment for any reason, Executive (or his estate) shall be paid such portion of Executive's Base Salary as has accrued by virtue of his employment during the period prior to termination and has not yet been paid, together with any amounts for accrued but unused vacation time and for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within thirty (30) days of the Termination Date.

         12. INTENTIONALLY OMITTED

         13. CONFIDENTIALITY, NON-SOLICITATION, NON-COMPETITION AND DEVELOPMENTS AGREEMENT. Executive agrees to enter into the Confidentiality, Non-Solicitation, Non-Competition and Developments Agreement in the form attached hereto contemporaneously with this Agreement.

         14. INDEMNIFICATION; INSURANCE. During the period of Executive's employment hereunder and thereafter, the Company agrees to indemnify Executive in his capacity as an officer of the Company to the maximum extent permitted under applicable state law, and, without limiting the foregoing, the Company will pay all expenses incurred by Executive in accordance with Section 145(e) of the Delaware General Corporation Law; this provision will survive the termination of this Agreement. Further, the Company will secure standard Director and Officer Liability Insurance covering Executive in his capacity as an officer of the Company to the extent such insurance is secured for other senior executives of the Company.

         15. GENERAL.

         (a) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to the Company:         Gomez Advisors, Inc.
                                    55 Old Bedford Road
                                    Attn:  Secretary

         If to Executive:           [Executive]
                                    [Address]

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

         (b) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including without limitation, the [Former Employment Agreement]. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         (c) MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

         (d) WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         (e) PARTIES. This Agreement is personal and shall in no way be subject to assignment by Executive. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company, and shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees, successors and permitted assigns. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor as aforesaid.

         (f) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

         (g) JURISDICTION AND SERVICE OF PROCESS. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the Eastern District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Paragraph 15(a) hereof.

         (h) SEVERABILITY. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (i) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

         (j) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         (k) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                      GOMEZ ADVISORS, INC.

                                      By:
                                        ------------------------------
                                        [             ]
                                        [President/CEO]


                                        ------------------------------
                                        [Executive]

                              GOMEZ ADVISORS, INC.
             CONFIDENTIALITY, NON-SOLICITATION, NON-COMPETITION AND
                             DEVELOPMENTS AGREEMENT

_________, 2000

Name and Address

Dear _____________-:

         In order to accept your offer of employment with Gomez Advisors, Inc. (the "Company")(1), and/or as a condition of any continued employment of you by the Company, you must sign and return this Confidentiality, Non-Solicitation, Non-Competition and Developments Agreement (the "Agreement").

         In consideration of the employment currently offered to you by the Company (and/or any continued employment of you by the Company) and other good and valuable consideration the receipt and sufficiency of which hereby is acknowledged, you agree to the following:

1.       CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION

         A.       CONFIDENTIALITY:

         The Company has developed, uses and maintains trade secrets(2) and other confidential and proprietary information that is unique to the Company including, without limitation, its research, tools, systems, software, protocols, pricing and analysis which it utilizes to rate or rank the performance and quality of the on-line service offerings of brokerage firms, banks, travel agents, booksellers and other e-commerce businesses, the Company's training materials, business plans, product information, personnel information relating to Company employees, operating procedures, marketing information, profit and loss information, inventory strategy, product costs,

---------------------------

     (1) The term "Company" shall include Gomez Advisors, Inc. and all other companies currently or which in the future are or become affiliated with or related to Gomez Advisors, Inc. (collectively, "Company Affiliates"). The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

     (1) The term "trade secrets" shall be given its broadest interpretation under Massachusetts law and shall include, but not be limited to, information, including a formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

gross profit margins, selling strategies, supplier information, and customer information (the "Confidential Information"), and the Company has taken and shall continue to take all reasonable measures to protect the confidentiality of such Confidential information.

         You acknowledge that during your employment with the Company you will have direct access to and knowledge of the Confidential Information. You covenant and agree that all such Confidential Information is and shall remain the sole property of the Company and that you will hold it in strictest confidence, and will not both during and after the termination of your employment (except as required in the course of your employment with the Company) disclose to any business, firm, entity or person, either directly or indirectly, any of the Confidential Information. You further agree that you will return all such Confidential Information (regardless of how it is maintained) and any copies thereof, to the Company upon termination of your employment. The terms of this paragraph are in addition to, and not in lieu of any legal or other contractual obligations that you may have relating to the protection of the Confidential Information. The terms of this paragraph shall survive indefinitely the termination of this Agreement and/or your employment with the Company.

         B.       NON-SOLICITATION:

         You agree that for a period of twelve (12) months commencing on the termination of your employment, you shall not, directly or indirectly, entice, solicit or encourage any Company employee to leave the employ of the Company, nor shall you, directly or indirectly, be involved in the recruitment or hiring of any Company employee.

         C.       NON-COMPETITION:

         During the period commencing on the date hereof and ending on the first year anniversary of the date on which your employment with the Company terminates, you will not, without the Company's prior written consent, directly or indirectly, alone or as an employee, agent, servant, owner, partner, officer, director, consultant, independent contractor, representative, joint venturer, or stockholder of any company or business, engage (in the states or territories of the United States) for anyone other than the Company in any Competitive Enterprise. For the purpose hereof, "Competitive Enterprise" is defined as any business which competes with the business conducted by the Company or the products or services offered or marketed by the Company at any time during the twelve (12) month period immediately prior to the date of your termination from the Company, including without limitation, any business that analyzes, rates or ranks the performance or quality of the on-line service offerings of brokerage firms, banks, travel agents, booksellers or other e-commerce businesses. The ownership by you of not more than three percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq National Market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

2.       DEVELOPMENTS AGREEMENT

         You agree that during your employment by the Company, you shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other files or materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. You further agree that you shall not, after the termination of your employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software and/or hardware programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of your employment, you shall deliver all of the foregoing, and all copies thereof, to the Company, at its Main Office (as defined below).

         If at any time during your employment, you (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, business strategy or practice, software program, work of authorship, documentation, formula, methodology, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (hereinafter called "Developments") that (a) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be sold in relation therewith, (b) results from tasks assigned you by the Company or (c) results from the use of the premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and you shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights you may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereof (with all necessary plans and models) to the Company. This section includes all rights of integrity, disclosure and withdrawal and any other rights that may be known or referred to as "moral rights", "artist's rights", "droit moral", or the like (collectively "Moral Rights"). To the extent you retain any such Moral Rights under applicable law, you hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto.

         Upon disclosure of each Development to the Company, you will, during your employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonable require:

         (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

         (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright, trademarks or other analogous protection.

         In the event the Company is unable, after reasonable effort, to secure your signature on any letters patent, copyright, trademarks or other analogous protection relating to a Development, whether because of your physical or mental incapacity or for any other reason whatsoever, you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and in your behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts and to further the prosecution and insurance of letters patent, copyright, trademarks or other analogous protection thereon with the same legal force and effect as if executed by you.

         You represent that the Developments identified in the pages, if any, attached hereto by you comprise all the Developments which you have made or conceived prior to your employment by the Company, which Developments are excluded from this Agreement. You understand that it is only necessary to list the title and purpose of such Developments but not the details thereof.

         You further represent that your performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by you in confidence or in trust prior to your employment by the Company. You have not entered into and agree you will not enter into, any agreement either written or oral in conflict herewith.

3.       REASONABLE AND NECESSARY TERMS AND CONDITIONS

         You agree that (i) the terms and conditions of Sections 1 and 2 are necessary and reasonable to protect the Company's trade secrets, proprietary information, Confidential Information and goodwill and (ii) in the event of your breach of any of your agreements set forth in Sections 1 or 2, the Company would suffer irreparable harm and that the Company would not have an adequate remedy at law for such breach. In recognition of the foregoing, you agree that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

4.       CHOICE OF LAW; WAIVER OF JURY TRIAL

         You acknowledge that a substantial portion of the Company's business is based out of and directed from the Commonwealth of Massachusetts, where the Company maintains its headquarters and administers all employee compensation and benefits. You also acknowledge that during the course of your employment with the Company you will have substantial contacts with Massachusetts.

         This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts, shall take effect as an instrument under seal within Massachusetts, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, shall be commenced in Massachusetts in a court of competent jurisdiction. Both parties further acknowledge that venue shall exclusively lie in Massachusetts and that material witnesses and documents would be located in Massachusetts. Both parties further agree that any action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.

5.       MISCELLANEOUS

         (a) You acknowledge and agree that should you transfer within the Company, wherever situated, or otherwise become employed by any other Company Affiliate, or be promoted or reassigned to functions other than your present functions, the terms of this Agreement shall continue to apply with full force.

         (b) The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

         (c) You hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         (d) No amendment, waiver or revocation of this Agreement of any kind shall be effective unless supported by a written instrument executed by you and an authorized officer of the Company and this Agreement supersedes any and all prior oral or written agreements between the Company and you.

         (e) For the purposes hereof, the Main Office of the Company shall be where the Chief Executive Officer maintains his/her office.

         (f) You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement. You further acknowledge that you fully understand its terms and have voluntarily executed this Agreement.

         IT WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the date identified below.

GOMEZ ADVISORS, INC.

By: ___________________________





----------------------------------
(Employee) ________________________
(Please sign here if you HAVE NOT attached any pages hereto identifying prior Developments)




----------------------------------
(Employee) ________________________
(Please sign here if you HAVE attached any pages hereto identifying prior Developments)




Date: ______, 2000

EXECUTIVERETENTIONAGTFORM.DOC